                                                                                                                       EXHIBIT 23.1

                                                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-56082) and related Prospectus of
Enterprise Products Partners L.P. and Enterprise Products Operating L.P. and in the Registration Statement (Form S-8 No. 333-36856)
pertaining to Enterprise Products Company 1998 Long-Term Executive Plan and Enterprise Products GP, LLC 1999 Long-Term Executive
Plan and in the Registration Statement (Form S-8 No. 333-82486) pertaining to the Enterprise Products Company Employee Unit
Purchase Plan of our report dated September 6, 2002, with respect to the combined financial statements of Mid-America Pipeline
System (A Division of The Williams Companies, Inc.) and of our report dated March 6, 2002 (except for the matter described in Note
14, as to which the date is September 6, 2002) with respect to the financial statements of Seminole Pipeline Company included in this Current Report on Form 8-K/A dated September 26, 2002.

                                                              ERNST and YOUNG LLP

Tulsa, Oklahoma
September 24, 2002